Exhibit 21.1

SUBSIDIARIES OF LAWSON SOFTWARE, INC
As of May 31, 2010

Subsidiary Corporation	Jurisdiction
Confer Software, Inc.	USA—California
Lawson Software Americas, Inc.	USA—Delaware
Lawson Software USA, Inc.	USA—Delaware
Lawson Technologies, Inc.	USA—Delaware
Account4, Inc.	USA—Delaware
Apexion Technologies, Inc	USA—Delaware
Closedloop Solutions, Inc.	USA—Delaware
Computer Assessment Systems LLC	USA—Delaware
Healthvision Solutions, Inc.	USA—Delaware
Healthvision, Inc.	USA—Delaware
Lawson PLM, LLC	USA—Delaware
Lawson WFM, LLC	USA—Delaware
Lawson Software Africa (Proprietary) Ltd.	South Africa
Lawson Software Australia Pty. Ltd.	Australia
Lawson Software Services Pty. Ltd.	Australia
Voto Pty Ltd.	Australia
Lawson Software Austria EDV-Beratungs Ges.m.b.H.	Austria
Lawson Americas Brasil LTDA	Brazil
Lawson Americas Chile Limitada	Chile
Lawson (Shanghai) Software and Technology Co. Ltd.	China
HV Solutions Shanghai, Inc.	China
Intentia CZ a.s.	Czech Republic
Lawson Software Danmark A/S	Denmark
Lawson Software Ltd.	England
Lawson Software Finland Oy	Finland
Keyola Corporation	USA—Florida
Lawson Software Consulting France SAS	France
Lawson Software France SARL	France
Lawson Software Deutschland GmbH	Germany
Lawson Software GmbH	Germany
Lawson Software Asia Pacific (Branch)	Hong Kong
Lawson Software Ireland Ltd.	Ireland
Lawson Software Consulting Italy SRL	Italy
LawsonSoftware Japan K.K.	Japan
Lawson Software Asia Pacific (Branch)	Korea
Lawson Software Asia Pacific (Branch)	Malaysia
Lawson Americas Mexico, S. de R.L. de C.V.	Mexico
Lawson Software Mexico, S. de R.L. de C.V.	Mexico
Lawson Software Benelux B.V.	Netherlands
Lawson Software Netherlands B.V	Netherlands
Lawson Software New Zealand Limited	New Zealand
Lawson Software Norge AS	Norway
Lawson Software Inc. RQHQ (Philippine branch)	Philippines
Lawson PSSC, Inc.	Philippines
Lawson Software Polska Sp.z o.o.	Poland
Intentia Consulting Portugal Informática SA	Portugal
HV Solutions Canada Inc.	Canada
Lawson Software Asia Pacific Pte. Ltd.	Singapore
Lawson Software Consulting S.A.U.	Spain
Lawson International AB	Sweden
Lawson International AB—Branch Switzerland	Sweden
Lawson Software Sweden AB	Sweden
Lawson Software Finance SA	Switzerland
Lawson Software Switzerland A.G.	Switzerland
Lawson Software (Switzerland) Vaud Sarl	Switzerland
MINORITY OWNED SUBSIDIARIES
Scase AS	Norway
Lawson Software Thailand Co. Ltd. (Intentia Thailand BP)	Thailand